UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

U.S. RARE EARTHS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

5600 Tennyson Parkway, Suite 240
Plano, TX 75024
 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:

Common Stock, par value $0.00001 per share

Warrants to purchase Common Stock, par value $0.00001 per share

Name of each exchange on which each class is to be registered:  The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-195953

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant's Securities to be Registered.

The description of the securities of U.S. Rare Earths, Inc. (the “Registrant”), as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-195953) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein.  In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. RARE EARTHS, INC.

Date: March 17, 2015	By:	/s/ Kevin M. Cassidy
Name: Kevin M. Cassidy
Title: Chief Executive Officer